Exhibit 32(a)
CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER RELATING TO A
PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS
      I, William R. Johnson, Chairman, President and Chief Executive Officer, of H. J. Heinz Company, a Pennsylvania corporation (the “Company”), hereby certify that, to my knowledge:
      1. The Company’s periodic report on Form 10-Q for the period ended July 27, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
      2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 22, 2005

/s/ William R. Johnson
................................................ ................................................ ...........................
Name: William R. Johnson
Title: Chairman, President and
Chief Executive Officer